UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

*******************
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2015, Zions Bancorporation (the “Company”) filed a report on Form 8-K (the “Original Filing”) regarding its announcement that Doyle L. Arnold intended to retire from his positions of Vice Chairman and Chief Financial Officer of the Company, effective subsequent to the filing of the Company’s first quarter financial results. The Original Filing also reported that Paul Burdiss was expected to succeed Mr. Arnold and assume the roles of Executive Vice President and Chief Financial Officer upon Mr. Arnold’s retirement.
On May 7, 2015, the Company filed its Quarterly Report on Form 10-Q for the first quarter of 2015. Mr. Arnold’s retirement and Mr. Burdiss’ appointment as Executive Vice President and Chief Financial Officer by the Company’s Board of Directors is effective as of May 8, 2015. Further details about Mr. Burdiss’ appointment are set forth in the Original Filing.
The press release issued by the Company announcing Mr. Arnold’s retirement and Mr. Burdiss’ appointment was included as Exhibit 99.1 to the Original Filing.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: May 8, 2015	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel